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                                                                    Exhibit 21.1

                     SUBSIDIARIES OF DELEK US HOLDINGS, INC.

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            SUBSIDIARY               STATE OF INCORPORATION
            ----------               ----------------------
MAPCO Express, Inc.                  Delaware
Delek Refining, Inc.                 Delaware
Williamson Oil Co., Inc.             Alabama
Gasoline Associated Services, Inc.   Alabama
Liberty Wholesale Co., Inc.          Alabama
MAPCO Fleet, Inc.                    Delaware
Delek Finance, Inc.                  Delaware
Delek Refining, Ltd.                 Texas
Delek U.S. Refining GP, LLC          Texas
Delek Pipeline Texas, Inc.           Texas
MPC Pipeline Acquisition, Inc.       Texas
Delek Land Texas, Inc.               Texas
MPC Land Acquisition, Inc.           Texas